UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2007

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of ncorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, Michigan		48033
(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Lear Corporation (“Lear” or the “Company”) is filing this Form 8-K to (i) announce an improved financial outlook for 2007, (ii) reaffirm its preliminary financial outlook for 2008 and (iv) supplement its Current Report on Form 8-K initially filed on June 27, 2005, as supplemented on August 30, 2005, January 25, 2006, October 26, 2006, January 11, 2007, January 25, 2007, April 25, 2007, August 2, 2007, and November 6, 2007, in order to update certain disclosures with respect to Lear’s restructuring strategy (the “Restructuring”).

FORWARD-LOOKING STATEMENTS

The Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers, fluctuations in the production of vehicles for which the Company is a supplier, changes in the Company’s current vehicle production estimates, the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier, disruptions in the relationships with the Company’s suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer productivity negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, raw material costs and availability, the Company’s ability to mitigate the significant impact of increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers and other risks described from time to time in the Company’s Securities and Exchange Commission filings.

The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Section 2 – Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

As part of its previously announced Restructuring, Lear has continued consolidation, facility realignment and census actions. The Company currently expects to incur total pretax costs of approximately $380 million through 2007 in connection with the Restructuring, an increase of $55 million as compared to the previous status. This increase reflects the accelerated timing of certain facility closure and severance actions in Canada and Western Europe that were planned for 2008 and 2009. Through September 29, 2007, $292.0 million of restructuring costs had been incurred. Lear continues to estimate that approximately 90% of the restructuring costs will result in cash expenditures.

Item 2.06 Material Impairments.

The information set forth under Item 2.05 relating to impairment charges is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 20, 2007, Lear Corporation issued a press release announcing an improvement in its financial outlook for 2007, reaffirming its preliminary outlook for 2008 and updating its restructuring plan. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in Exhibits 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued December 20, 2007, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: December 20, 2007
	By:	/s/ Matthew J. Simoncini
	Name:	Matthew J. Simoncini
Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued December 20, 2007, furnished herewith.

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